UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2023

ROTH CH ACQUISITION CO.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40959	98-1601095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue; Suite 402

Miami Beach, FL 33141

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 720-7133

TKB Critical Technologies 1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	USCTU	The Nasdaq Stock Market, LLC
Class A ordinary shares, par value $0.0001 per share	USCT	The Nasdaq Stock Market, LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	USCTW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 15, 2023, Roth CH Acquisition Co. convened an Extraordinary General Meeting of its Shareholders (the “Meeting”). The only proposal voted upon was a proposal to adjourn the meeting to December 19, 2023 at 9:30 a.m.

On December 19, 2023, at the reconvened Meeting, the Chairman of the Meeting announced that, after reviewing the number of shares that had been submitted for redemption in connection with the matters that were to be voted on at the Meeting, the board of directors of the Company had decided not to proceed with the proposals to amend the Company’s amended and restated memorandum and articles of association and trust agreement. As such, no matters were voted upon at the reconvened Meeting and the Meeting was concluded.

Shares that had been submitted for redemption will be returned and remain outstanding. The provisions in the Company’s amended and restated memorandum and articles of association which provide that the Company may extend the deadline by which it must complete an initial business combination on a monthly basis to as late as October 29, 2024 provided that with each monthly extension a deposit of $60,000 is made remain in effect. To date, the deadline has been extended to December 29, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTH CH ACQUISITION CO.

	By:	/s/ Byron Roth
		Name:	Byron Roth
		Title:	Co- Chief Executive Officer

Dated: December 19, 2023

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